Exhibit 99.1

Exa Reports Third Quarter Fiscal 2017 Financial Results

License Revenue Increases 14%

Profitability Metrics Continue to Strengthen

Burlington, Mass., November 30, 2016 – Exa® Corporation (NASDAQ: EXA), a global innovator in simulation software for product engineering, today announced financial results for the third quarter fiscal 2017, which ended October 31, 2016.

Revenue and Profitability Summary

Third Quarter

	3Q17 (millions)	3Q16 (millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$19.2	$17.0	13%	10%
License Revenue	$16.0	$14.0	14%	11%
Project Revenue	$3.2	$3.0	6%	4%

Net income (loss)	$0.2	$(0.4)	—	—
Adjusted EBITDA	$2.2	$1.5	46%	—
Adjusted EBITDA as % of revenue (1)	11.7%	9.0%	—	—

(1)	Calculation based on amounts presented in the accompanying financial statement tables.

“We continued our momentum in the third quarter and delivered revenue that was in the middle of our guidance range and profitability that was above the high end of our guidance range,” said Stephen Remondi, President and Chief Executive Officer of Exa. “With license revenue increasing 14% from a year ago, we continue to drive a shift in mix to higher-margin, recurring license revenue. Strong renewal activity in the quarter sets us up for a healthy finish to fiscal 2017 and start to fiscal 2018. We are pleased to achieve this performance while making important investments that will enable us to further capitalize on our position in the market and continue our growth.”

Third Quarter Fiscal 2017 Financial Highlights

Revenue

•	Total revenue for the third quarter of fiscal 2017 was $19.2 million, an increase of 13% compared to $17.0 million in the comparable period in fiscal 2016. On a constant currency basis, total revenue increased 10% when compared with the corresponding period in fiscal 2016.
•	License revenue was $16.0 million for the third quarter of fiscal 2017, compared to $14.0 million in the comparable period in fiscal 2016, representing an increase of 14%, or 11% on a constant currency basis.
•	Project revenue was $3.2 million for the third quarter of fiscal 2017, compared to $3.0 million in the comparable period in fiscal 2016, representing an increase of 6%, or 4% on a constant currency basis.

Profitability

•	GAAP income from operations was $0.7 million in the third quarter of fiscal 2017, compared to a loss from operations of $(0.1) million in the comparable period in fiscal 2016.
•	Non-GAAP operating income was $1.3 million in the third quarter of fiscal 2017, compared to non-GAAP operating income of $0.7 million in the comparable period in fiscal 2016.
•	GAAP net income was $0.2 million in the third quarter of fiscal 2017, compared to a net loss of $(0.4) million for the comparable period in fiscal 2016. GAAP net income per share was $0.01, based on 15.3 million diluted weighted average shares outstanding, compared to net loss per share of $(0.03) for the comparable period in fiscal 2016, based on 14.6 million diluted weighted average shares outstanding.
•	Non-GAAP net income was $0.6 million, or $0.04 per diluted share in the third quarter of fiscal 2017, compared to non-GAAP net income of $0.1 million, or $0.00 per diluted share, in the comparable period in fiscal 2016.
•	Adjusted EBITDA was $2.2 million in the third quarter of fiscal 2017, compared to $1.5 million in the comparable period in fiscal 2016.

Balance Sheet

•	Cash and cash equivalents were $25.0 million as of October 31, 2016, compared to $33.2 million as of July 31, 2016.

Business Outlook

Based on information available as of today, Exa is providing fourth quarter and fiscal 2017 guidance as indicated below.

Fourth Quarter Fiscal 2017:

•	Total revenue is expected to be in the range of $19.3 million to $20.9 million.
•	GAAP net loss is expected to be in the range of $(1.2) million to $(0.1) million.
•	Adjusted EBITDA is expected to be in the range of $1.5 million to $2.6 million.
•	Non-GAAP net income (loss) is expected to be in the range of a loss of $(0.8) million to income of $0.3 million.
•	Basic share count for the fourth quarter is estimated to be 14.9 million shares.
•	Diluted share count for the fourth quarter is estimated to be 15.3 million shares.

Full Year Fiscal 2017:

•	Total revenue is expected to be in the range of $72.4 million to $74.0 million.
•	GAAP net loss is expected to be in the range of $(2.7) million to $(1.6) million.
•	Adjusted EBITDA is expected to be in the range of $5.2 million to $6.3 million.
•	Non-GAAP net loss is expected to be in the range of $(1.2) million to $(0.1) million.
•	Basic share count for the full year is estimated to be 14.8 million shares.
•	Diluted share count for the full year is estimated to be 15.1 million shares.

The above guidance assumes an exchange rate of 1.06 US dollars per Euro and 110.0 Japanese yen per US dollar for fiscal year 2017.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share, to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s third quarter fiscal 2017 financial results conference call

When:	Wednesday, November 30, 2016

Time:	5:00 p.m. ET

Webcast:	http://investor.exa.com (live and replay)

Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International

Replay:	(855) 859-2056, Passcode 21951230, Domestic
(404) 537-3406, Passcode 21951230, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP operating income (loss) is GAAP income (loss) from operations. The GAAP measure most comparable to non-GAAP net income (loss) and Adjusted EBITDA is GAAP net income (loss). The GAAP measure most comparable to non-GAAP net income (loss) per diluted share is GAAP net income (loss) per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define non-GAAP net income (loss) as net income (loss), excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income (loss), excluding depreciation and amortization, interest expense, net, other income (expense), foreign exchange gain (loss) and benefit (provision) for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq: EXA) (www.exa.com) Corporation’s visualization and simulation software helps designers and engineers produce better vehicles and equipment. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Some of the most successful product companies in the world use Exa, including BMW, Delphi, Denso, Fiat Chrysler, Ford, Hino, Honda, Hyundai, Jaguar Land Rover, Kenworth, Komatsu, MAN, Nissan, Peterbilt, Peugeot, Renault, Scania, Toyota, Volkswagen and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2016 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	October 31, 2016	January 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$25,033	$27,649
Accounts receivable	16,663	32,072
Prepaid expenses and other current assets	2,862	3,707

Total current assets	44,558	63,428
Property and equipment, net	10,897	12,032
Intangible assets, net	1,782	2,044
Deferred tax assets	432	428
Restricted cash	352	352
Other assets	744	737

Total assets	$58,765	$79,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,218	$3,462
Accrued expenses	8,739	12,199
Current portion of deferred revenue	23,421	32,849
Current portion of capital lease obligations	1,997	2,823

Total current liabilities	35,375	51,333
Deferred revenue	699	4,484
Capital lease obligations	1,286	2,549
Deferred rent	2,537	2,490
Other long-term liabilities	719	678

Total liabilities	40,616	61,534

Commitments and contingencies
Stockholders’ equity :
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,882,446 and 14,663,621 shares issued, respectively; 14,849,944 and 14,631,119 shares outstanding, respectively	15	15
Additional paid-in capital	93,767	91,626
Accumulated deficit	(75,151)	(73,685)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(482)	(469)

Total stockholders’ equity	18,149	17,487

Total liabilities and stockholders’ equity	$58,765	$79,021

EXA CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Revenue:
License revenue	$15,967	$13,966	$44,836	$39,185
Project revenue	3,191	2,998	8,219	8,002

Total revenue	19,158	16,964	53,055	47,187

Operating expenses (1):
Cost of revenues	4,904	5,118	14,340	14,516
Sales and marketing	3,357	2,336	10,080	7,264
Research and development	6,234	6,143	18,468	18,265
General and administrative (2)	3,952	3,456	10,858	9,849

Total operating expenses	18,447	17,053	53,746	49,894

Income (loss) from operations	711	(89)	(691)	(2,707)

Other (expense) income, net
Foreign exchange (loss) gain	(99)	51	94	(172)
Interest expense	(30)	(60)	(116)	(179)
Interest income	12	3	33	8
Other (expense) income, net	(3)	6	9	6

Total other (expense) income, net	(120)	0	20	(337)
Income (loss) before income taxes	591	(89)	(671)	(3,044)
Provision for income taxes	(436)	(344)	(795)	(472)

Net income (loss)	$155	$(433)	$(1,466)	$(3,516)

Net income (loss) per share:
Basic	$0.01	$(0.03)	$(0.10)	$(0.24)
Diluted	$0.01	$(0.03)	$(0.10)	$(0.24)
Weighted average shares outstanding used in computing net income (loss) per share:
Basic	14,826,758	14,610,479	14,750,153	14,484,563
Diluted	15,261,996	14,610,479	14,750,153	14,484,563

Comprehensive income (loss):
Net income (loss)	$155	$(433)	$(1,466)	$(3,516)
Foreign currency translation adjustment	(55)	6	(13)	34

Comprehensive income (loss)	$100	$(427)	$(1,479)	$(3,482)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Cost of revenues	$41	$64	$124	$186
Sales and marketing	54	117	202	317
Research and development	222	265	567	691
General and administrative	215	215	565	572

Total	$532	$661	$1,458	$1,766

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
General and administrative	$88	$88	$263	$263

EXA CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended October 31,
	2016	2015
Cash flows provided by operating activities:
Net loss	$(1,466)	$(3,516)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	2,987	2,487
Stock-based compensation expense	1,458	1,766
Deferred rent expense	286	472
Deferred income taxes	(4)	4
Net change in operating assets and liabilities:
Accounts receivable	15,201	15,948
Prepaid expenses and other current assets	1,044	54
Other assets	(7)	11
Accounts payable	(1,865)	694
Accrued expenses	(3,755)	(2,946)
Other liabilities	40	(69)
Deferred revenue	(13,392)	(11,007)

Net cash provided by operating activities	527	3,898

Cash flows used in investing activities:
Purchases of property and equipment	(1,881)	(1,571)
Change in restricted cash	—	173

Net cash used in investing activities	(1,881)	(1,398)

Cash flows used in financing activities:
Proceeds from stock option and warrant exercises	453	1,168
Payments of capital lease obligations	(2,151)	(2,131)

Net cash used in financing activities	(1,698)	(963)

Effect of exchange rate changes on cash	436	(136)

Net (decrease) increase in cash and cash equivalents	(2,616)	1,401
Cash and cash equivalents, beginning of period	27,649	21,785

Cash and cash equivalents, end of period	$25,033	$23,186

Supplemental cash flow disclosures:
Cash paid for interest	$116	$179
Cash paid for income taxes	$1,367	$1,214
Supplemental disclosure of non-cash investing activities:
Acquisition of equipment through capital leases	$62	$4,351
Construction costs funded by landlord tenant improvement allowance	$—	$554
Decrease in unpaid purchases of property and equipment	$(381)	$—

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Net income (loss)	$155	$(433)	$(1,466)	$(3,516)
Add back:
Depreciation and amortization	996	959	2,987	2,487
Interest expense, net	18	57	83	171
Other income, net	3	(6)	(9)	(6)
Foreign exchange loss (gain)	99	(51)	(94)	172
Provision for income taxes	436	344	795	472

EBITDA	1,707	870	2,296	(220)
Stock-based compensation expense	532	661	1,458	1,766

Adjusted EBITDA	$2,239	$1,531	$3,754	$1,546

Non-GAAP operating income (loss):	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Operating income (loss)	$711	$(89)	$(691)	$(2,707)
Add back:
Stock-based compensation expense	532	661	1,458	1,766
Amortization of acquired intangible assets	88	88	263	263

Non-GAAP operating income (loss)	$1,331	$660	$1,030	$(678)

Non-GAAP net income (loss):	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Net income (loss)	155	(433)	(1,466)	(3,516)
Add back:
Stock-based compensation expense	532	661	1,458	1,766
Amortization of acquired intangible assets	88	88	263	263
Income tax effect (1)	(217)	(265)	(602)	(710)

Non-GAAP net income (loss)	$558	$51	$(347)	$(2,197)

Non-GAAP net income (loss), per diluted share:	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Net income (loss), per diluted share (2)	$0.01	$(0.03)	$(0.10)	$(0.24)
Add back:
Stock-based compensation expense	0.03	0.05	0.10	0.12
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Income tax effect (1)	(0.01)	(0.02)	(0.04)	(0.05)

Non-GAAP net income (loss), per diluted share (2)(3):	$0.04	$0.00	$(0.02)	$(0.15)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Share amounts utilized on a fully diluted basis were approximately 15.3 million and 14.6 million for the three months ended October 31, 2016 and 2015, respectively, and 14.8 million and 14.5 million for the nine months ended October 31, 2016 and 2015, respectively.

(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA	Three months ended January 31, 2017	Year ended January 31, 2017
(in millions)
Net (loss) income	$(1.2) – (0.1)	$(2.7) – (1.6)
Add back:
Depreciation and amortization	1.1	4.1
Interest expense, net	0.2	0.2
Provision for income taxes	0.9	1.6

EBITDA	1.0 – 2.1	3.2 – 4.3
Stock-based compensation expense	0.5	2.0

Adjusted EBITDA	$1.5 – 2.6	$5.2 – 6.3

Non-GAAP net (loss) income	Three months ended January 31, 2017	Year ended January 31, 2017
(in millions)
Net (loss) income	(1.2) – (0.1)	(2.7) – (1.6)
Add back:
Stock-based compensation expense	0.5	2.0
Amortization of acquired intangible assets	0.1	0.4
Income tax effect (1)	(0.2)	(0.9)

Non-GAAP net (loss) income	(0.8) – 0.3	(1.2) – (0.1)

(1)	Non-GAAP financial information is adjusted using a blended rate equivalent to our annual statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.